Exhibit 99.1

4600 S. Ulster Street
Suite 1225
Denver, CO 80237
(720)287-3093

Assure Holdings Expands into Telehealth for the Provision of IONM Services and Performs First Case

DENVER, March 31, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that through its wholly owned subsidiary, it expanded into telemedicine by launching professional neurology services for IONM and performed its first case. The offering will be a straightforward transition as the Company replaces a third-party vendor with professional services furnished through a wholly owned subsidiary.

“The Company’s expansion into telehealth represents an important milestone in establishing Assure as the standard of care in the IONM industry and a leading provider in the United States,” said John A. Farlinger, Assure’s executive chairman and CEO. “Providing this service enables Assure to offer hospitals, surgeons and insurance payors a more robust and differentiated offering.”

Farlinger continued, “Providing telehealth neurology services ourselves will allow Assure to control quality of service in all aspects of our IONM offering. This is a key consideration for payors as we negotiate new in-network agreements, strengthens our offering as we position to sell directly to hospitals and enhances continuity with the surgeons we support. It also creates potential for additional margin in existing operations as well as new organic growth opportunities. In addition, we believe providing this service will allow us to leverage our scale in terms of case volume and facilitates the capture of a greater share of revenue and margin on each IONM procedure.”

Farlinger concluded, “We consider our telehealth function to be among Assure’s greatest potential market opportunities. The initial roll-out of this offering will be focused on providing telehealth neurology services to Assure patients; however, we expect to expand and support other IONM providers and hospitals. Further, we intend to market this offering to doctors and medical groups that need telehealth neurology services associated with epilepsy, electroencephalogram (EEG) and sleep disorders, among other services.”

Assure recently made its first two hires relating to the Company’s telehealth professional neurology services. The Company is actively recruiting to fill additional positions and expects to gradually ramp-up staffing for this function over the course of 2021 and beyond.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street
Suite 1225
Denver, CO 80237
(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to: comments with respect to strategies; expectations; planned operations; future actions of the Company; Assure becoming a standard of care in the IONM industry; the offering of the telemedicine services and the expected effects thereof; the Company’s position in the IONM market; and the Company’s plan for expansion of services offered. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to successfully establish its telemedicine offering; the effects of introducing the telemedicine offering, may not be as expected; the Company may not expand its telemedicine offering to other IONM providers; providing the telehealth neurologist oversight function from within the Company may not allow the Company to better negotiate new in-network agreements and improve its revenue generated; the Company may not offer its telehealth services to doctors and medical groups for treatment of epilepsy, electroencephalogram (EEG) and sleep disorders; the Company may not hire additional staff to provide its telehealth services; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; that the Company’s actions taken during the COVID-19 health crisis will be effective; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events. Any and all forward-looking information contained in this news release is expressly qualified by this cautionary statement.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com